UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: October 7, 2015

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 7, 2015, the Compensation Committee of EnteroMedics Inc. (the “Company”) adopted and approved a performance incentive program to allow certain participants in the Company’s 2015 Management Incentive Plan, as amended (the “MIP”), to use up to 100% of any payout they earn under the MIP to purchase shares of the Company’s common stock at a price of $0.30 per share, plus one additional bonus share issued for every two shares so purchased. The right to purchase such shares will be evidenced by the Form of Tandem Stock Purchase Right and Bonus Share Agreement attached hereto as Exhibit 10.1, which is hereby incorporated by reference.

A summary of the MIP was previously attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 12, 2008 and is incorporated herein by reference. A description of certain amendments to the MIP was included in Item 5.02(e) of the Company’s Current Report on Form 8-K filed on May 13, 2014 and is incorporated herein by reference. A summary of the performance objectives under the MIP for the fiscal year ending December 31, 2015, adopted by the Compensation Committee on March 9, 2015, was previously disclosed on the Company’s Current Report on Form 8-K filed on March 13, 2015 and the updated performance objectives were previously disclosed in the Company’s Current Report on Form 8-K filed on September 15, 2015 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Tandem Stock Purchase Right and Bonus Share Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Greg S. Lea
Greg S. Lea
Chief Financial Officer and Chief Operating Officer

Date: October 13, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Tandem Stock Purchase Right and Bonus Share Agreement